Exhibit 3.2.89

F040730000436

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CRESCENT ADVERTISING CORPORATION

Under Section 805 of the Business Corporation Law

FIRST: The name of the corporation is Crescent Advertising Corporation

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on July 21, 1981.

THIRD: The amendment of the certificate of incorporation effected by this certificate of amendment is as follows:

To change the purpose of the corporation.

FOURTH: To accomplish the foregoing amendment, Article Second of the certificate of incorporation is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law of the State of New York, exclusive of any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.

FIFTH: The Board of Directors and the Shareholders of the corporation authorized the amendment under the authority vested in said Board under the provisions of the certificate of incorporation and of Section 708 of the Business Corporation Law of New York.

[The remainder of this page is left intentionally blank.]

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IN WITNESS WHEREOF, Crescent Advertising Corporation has caused this Certificate of Amendment of Certificate of Incorporation to be executed by its Senior Vice President, this 27th day of July, 2004.

/s/ MICHAEL POLITI
Senior Vice President
Michael Politi
Senior Vice President & Corporate Counsel

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CERTIFICATE OF INCORPORATION

OF

CRESCENT ADVERTISING CORPORATION

Under Section 402 of the Business Corporation Law

*    *    *    *

The undersigned, being over the age of eighteen years, under Section 402 of the New York Business Corporation Law, does hereby set forth:

1. The name of the corporation is Crescent Advertising Corporation.

2. The purpose or purposes for which it is formed are:

(a) To engage in the business of promoting, marketing and publicizing people, products and services, etc. To create, design and plan various advertising and promotional campaigns aimed at familiarizing and selling the campaign subject to the public or the target of the campaign. To write, prepare, place, publish and display, in all possible forms of media and communications. To develop a promotional plan and execute it in accordance with the purposes of the clients.

(b) To acquire by purchase, exchange, lease or otherwise, and to take, hold and own, use, develop, improve, manage, operate, maintain, sell, assign, lease, transfer, convey, exchange, mortgage, pledge or otherwise dispose of or deal in and with real and personal property of every kind and description and rights and privileges therein wheresoever situate.

(c) To purchase or otherwise acquire, hold, sell, assign transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, any bonds, evidences of indebtedness and other securities issued by, any corporation or corporations organized under the laws of this state or any other jurisdictions, and also bonds or evidences of indebtedness of any governmental authority, domestic or foreign, national, state or local, and while the owners thereof, to exercise all the rights, powers and privileges of ownership, including the right to vote thereon.

(d) To engage in any lawful act or activity permitted to corporations under the Business Corporation law of the State of New York of a kind herein stated.

(e) The foregoing enumeration of specified purposes shall not be held to limit or restrict in any manner the powers of this corporation and this corporation may do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or objects hereinbefore enumerated, either alone or in association with other corporations, firms or individuals, to the same extent and as fully as individuals might or could do, as principal, agent, contractor or otherwise.

3. The office of the corporation is to be located in the City of New York, County of New York, State of New York.

4. The aggregate number of shares which the corporation shall have authority to issue is 200 shares of common stock, no par value.

5. No shareholder of the Corporation shall have preemptive or preferential rights to any shares of any class of stock of the Corporation or obligations convertible into stock of the Corporation whether now or hereafter authorized.

6. The Secretary of State is designated as the agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of each process against it served upon him is: c/o Tenzer, Greenblatt, Fallon & Kaplan, 405 Lexington Avenue, New York, New York 10174.

The undersigned incorporator affirms that the statements made herein are true under the penalties of perjury and executes this Certificate of Incorporation this 14th day of July, 1981.

/S/ STEFANIE A. SCHNEIDER
Stefanie A. Schneider
405 Lexington Avenue
New York, New York 10174

F020322000322

CERTIFICATE OF AMENDMENT

OF THE CERTIFICATE OF INCORPORATION

OF

Crescent Advertising Corporation

UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

1.	The name of the corporation is: Crescent Advertising Corporation.

2.	The certificate of incorporation of said corporation was filed by the Department of State on July 21, 1981.

3.	The certificate of incorporation is amended so that Article Four is amended by adding the following sentence:

“In accordance with Section 1123(a)(6) of the Bankruptcy Code, this corporation shall not issue non-voting equity securities prior to March 21, 2003.”

4.	Shareholder approval was not required. In accordance with Section 808 of the New York Business Corporation Law, this Amendment to the Certificate of Incorporation was made pursuant to a provision contained in an order by the United States Bankruptcy Court for the Southern District of New York having jurisdiction over a proceeding for the reorganization of this corporation in the matter of In re Loews Cineplex Entertainment Corporation et. al., case number 01-40352, confirmed and approved on March l, 2002.

IN WITNESS WHEREOF. i hereunto sign my name and affirm that statements made herein are true under the penalties of perjury this 21 day of March, 2002.

Dated: March 21, 2002

Crescent Advertising Company

By:	/s/ BRYAN BERNDT
Bryan Berndt
Vice President, signing pursuant to the Bankruptcy Court order in and accordance with section 808 ot the NY Business Corporation Law

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F020322000322

FILED
2002 MAR 22 AM 10:53

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

CRESCENT ADVERTISING CORPORATION

UNDER SECTION 805 OF THE

BUSINESS CORPORATION LAW

ICC STATE OF NEW YORK DEPARTMENT OF STATE MAR 22 2002

By	/s/ Illegible

Fried, Frank Harris, Shover & Jacobson

One New York Plaza 26th Floor

New York, New York 10004

DRAWDOWN

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